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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DAILY JOURNAL CORP.
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               (Name of Registrant as Specified In Its Charter)

                              DAILY JOURNAL CORP.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

                           DAILY JOURNAL CORPORATION

                               ----------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held February 9, 2000
                               ----------------

To the Shareholders of
DAILY JOURNAL CORPORATION

  The Annual Meeting of Shareholders of Daily Journal Corporation (the "Company") will be held at 915 East First Street, Los Angeles, California 90012 on Wednesday, February 9, 2000, at 10:00 a.m., Los Angeles time. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

    (1) Election of a Board of Directors.

    (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

    (3) Such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on December 17, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                       By Order of the Board of Directors

                                       Ira A. Marshall, Jr.
                                       Secretary

January 7, 2000

                               ----------------

                                   IMPORTANT

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           DAILY JOURNAL CORPORATION
                      355 South Grand Avenue, 34th Floor
                         Los Angeles, California 90071

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                               February 9, 2000

  Your proxy in the enclosed form is solicited by the management of the Company for use at the Annual Meeting of Shareholders to be held on February 9, 2000 at 915 East First Street, Los Angeles, California 90012 at 10:00 a.m., and at any adjournment thereof. Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted for the election of the nominees for directors named in this Proxy Statement and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

  Each shareholder has the right to revoke his proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071, a written revocation or a properly executed proxy bearing a later date, or by voting in person.

  The Company will bear the cost it contracts for in solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or telecopier by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

  The close of business on December 17, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Shares of Common Stock, of which 1,598,913 were outstanding on December 17, 1999, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of December 17, 1999 must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy were first mailed to shareholders on or about January 7, 2000.

                             ELECTION OF DIRECTORS

  The Bylaws of the Company permit from three to five members of the Board of Directors. Presently, five directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

  Management has nominated for election the five current directors of the Company. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to his number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees as he chooses. The right to vote cumulatively is dependent on a shareholder's giving notice of his intention to cumulate his votes either to an officer of the Company in writing 48 hours before the meeting or by an announcement during the meeting before the voting for directors commences. Once such notice is given, all other shareholders entitled to vote at the meeting will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the five nominees named below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at the discretion of the Proxyholders.

  Directors are elected by a plurality of the votes cast by the shares entitled to vote thereon. Abstentions and broker non-votes are not counted as votes cast in favor of any nominee.

  Management of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by management.

Directors

  The information set forth below as to each nominee for election as director has been furnished to the Company by the respective persons named below:


 Name              Age           Principal Occupation Last Five Years
 ----              ---           ------------------------------------
 Charles T. Munger  76 Mr. Munger has been Chairman and a director of the
                       Company since 1977. He also serves as Vice Chairman and
                       a director of Berkshire Hathaway Inc., a holding company
                       with interests in insurance companies, corporations
                       engaged in the retail sale of consumer goods, a
                       manufacturer of premium candies, various other
                       manufacturers, the publisher of The World Book
                       Encyclopedia and a newspaper, the Buffalo News. Mr.
                       Munger is also Chairman of the Board of Directors of
                       Wesco Financial Corporation (80% owned by Berkshire
                       Hathaway Inc.), which owns an insurance company and a
                       specialty steel distribution company. Mr. Munger is a
                       director of COSTCO Wholesale Corporation, a discount
                       merchant.

 Name                   Age         Principal Occupation Last Five Years
 ----                   ---         ------------------------------------
 J.P. Guerin             70 Mr. Guerin has been Vice Chairman and a director of
                            the Company since 1977. Mr. Guerin is also a member
                            of the Board of Directors of PS Group Holdings,
                            Inc., a company with interests in airliner leasing,
                            fuel distribution and sales, and oil and gas
                            production and development. Additionally,
                            Mr. Guerin is a director of Lee Enterprises,
                            Incorporated, a company owning newspapers and
                            television stations.

 Gerald L. Salzman       60 Mr. Salzman was elected to the Board of Directors
                            and became President of the Company in 1986. Mr.
                            Salzman also acts as Chief Financial Officer,
                            Treasurer and Assistant Secretary of the Company.

 Donald W. Killian, Jr.  70 Mr. Killian has been a director of the Company since 1988. Prior to retiring in 1996, Mr. Killian was an attorney in private practice. Mr. Killian serves as a director of PS Group Holdings, Inc., a company with interests in airliner leasing, fuel distribution and sales, and oil and gas production and development. Mr. Killian is a private investor and co-trustee of several private trusts.

 George C. Good          77 Mr. Good has been a director of the Company since
                            1988. Mr. Good is a private investor.

  During the fiscal year ended September 30, 1999, the Board of Directors held three meetings. The Board of Directors has two standing committees: the audit committee, consisting of Mr. Killian and Mr. Good, and the compensation committee, consisting of all directors other than Mr. Salzman. The audit committee held one meeting during the fiscal year. The audit committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices. The compensation committee held one meeting during the fiscal year. Each director attended all of the meetings of the Board and any committee of which he was a member. There is no standing nominating committee.

  Proxies given without instructions will be voted FOR the nominees listed above.

                            EXECUTIVE COMPENSATION

  The following table sets forth compensation paid by the Company during the last three fiscal years to the chief executive officer, who is the only executive officer of the Company whose aggregate compensation for any of such years exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                              Annual Compensation

         Name and            Fiscal                    Other Annual
    Principal Position        Year   Salary   Bonus   Compensation(1)
    ------------------       ------ -------- -------- ---------------
Gerald L. Salzman             1999  $250,000 $100,000    $352,240
 President, Chief Financial   1998   250,000  100,000     501,720
 Officer, Treasurer and       1997   250,000  100,000     464,720
 Assistant Secretary

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(1) All amounts were paid pursuant to the Company's Plan for Supplemental Employee Compensation (the "Deferred Management Incentive Plan"). Participation in the Deferred Management Incentive Plan entitles employees of the Company to a designated share of the Company's income before taxes and supplemental compensation for the lesser of (a) ten years or (b) the period during which such employee remains in the Company's employ or in retirement (and not competing with the Company) following employment with the Company to age 65. Non-negotiable certificates of employee participant interest are given to employees as evidence of their participation in the Deferred Management Incentive Plan on the basis of their performance.
    Mr. Salzman received in fiscal 1999 a certificate entitling him under the Deferred Management Incentive Plan to 1.12% of the Company's pre-tax earnings for the current and the next nine years. The 1999 grant resulted in a payment of $47,600 for fiscal 1999.

 Compensation of Directors

  Messrs. Munger, Guerin and Salzman receive no fees for service as a member of the Company's Board of Directors. Messrs. Killian and Good each receive a yearly stipend of $4,000. In addition, the Company reimburses directors for travel and other expenses incident to service.

 Compensation Committee Interlocks and Insider Participation

  Messrs. Munger and Guerin are executive officers of the Company and serve on the compensation committee of the Board. Messrs. Munger and Guerin do not receive compensation from the Company.

 Deferred Management Incentive Plan

  Under the Deferred Management Incentive Plan in fiscal 1999, the Company granted certificates entitling employees to receive an aggregate of 1.93% of the pre-tax earnings in fiscal 1999 (approximately $82,110) and the same percentage of income before taxes and supplemental compensation expenses in each of the next nine years provided they are employed by the Company or are retired and have worked for the Company until age 65. The amounts paid in fiscal 1999 under the Deferred Management Incentive Plan were adversely affected primarily by increased legal expenses of the Company and losses of Sustain Technologies, Inc., the Company's 80% owned subsidiary. The following table sets forth information about certificates granted and payments made to all employees during the past five fiscal years pursuant to the Deferred Management Incentive Plan.

                      DEFERRED MANAGEMENT INCENTIVE PLAN
        AWARDS AND PAYMENTS TO ALL EMPLOYEES IN LAST FIVE FISCAL YEARS

            Percentage of pre-tax
                  earnings                   Aggregate Supplemental Compensation
          -----------------------------   ------------------------------------------
          Aggregate     Net aggregate         For             For
Fiscal     granted       cumulative       current year     prior year
 year     for year       grants (1)          grants          grants        Total
------    ---------     -------------     ------------     ----------     --------
1995        1.21%            9.51%          $ 46,200        $315,420      $361,620
1996        1.24            10.59             60,750         456,840       517,590
1997        1.47            11.28             83,210         556,408       639,618
1998        2.13            11.73            130,510         588,165       718,680
1999        1.93            11.58             82,110         410,550       492,660

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(1) Net of reductions for expired certificates.

                      DEFERRED MANAGEMENT INCENTIVE PLAN
                     EXECUTIVE AWARDS IN LAST FISCAL YEAR

                                     Performance
                          Number of   or other     Estimated future payouts
                           shares,     period       under non-stock price-
                          units, or     until            based plans
                            other    maturation   -----------------------------
       Name                rights     or payout   Threshold  Target     Maximum
       ----               ---------  -----------  --------- --------    -------
Gerald L. Salzman........   1.12%(1)   9 years(1)     $0    $428,400(2)      (2)

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(1) In fiscal 1999, Mr. Salzman received a certificate (the "1999 Grant") entitling him under the Deferred Management Incentive Plan to 1.12% of the Company's income before taxes for the current and the next nine years, provided he remains in the employ of the Company or is retired (and not competing with the Company) following employment to age 65. (The 1.12% awarded in the 1999 Grant replaced an earlier awarded certificate which terminated with a final payment in fiscal 1998.) The 1999 Grant resulted in a payment of $47,600 for fiscal 1999.

(2) The amount payable to Mr. Salzman under the Deferred Management Incentive Plan in respect of his 1999 Grant is 1.12% of the Company's income before taxes. Should the Company's income before taxes for the next nine years be the same as 1999 income before taxes, the 1999 Grant would result in total payments to Mr. Salzman over the nine years of $428,400. The actual payment to Mr. Salzman will vary, however, depending on the Company's income before taxes in each year of such period.

                         COMPENSATION COMMITTEE REPORT

  The Company's executive compensation program is administered by the compensation committee, consisting of all of the non-employee directors of the Company.

  The Company's compensation program for management currently consists of three elements: base salary, year-end bonuses and participation in the Deferred Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Deferred Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. In determining the amount and form of executive compensation to be paid or awarded in 1999, the Board considered the Company's overall performance over a period of years, rather than constructing a guideline or formula based on any particular performance measure in a single year. The performance and contribution of the individual are the primary criteria used to determine salary.

  Base salaries are determined by evaluating the responsibilities of the position and the individual's performance. A small number of employees receive year-end bonuses and/or participate in the Deferred Management Incentive Plan. The Company has no stock option plans, retirement plans, disability insurance programs or traditional perquisites. The Company does offer health insurance plans which include a life insurance policy for full-time employees. The concept underlying the Deferred Management Incentive Plan is to link compensation to the performance of the Company by granting to participating employees a percentage of income before taxes and supplemental compensation expenses in the current year and each of the next nine years subsequent to the grant, provided they remain employed by the Company or are retired and have worked for the Company until age 65. The committee recognizes that a significant portion of the compensation paid pursuant to the Deferred Management Incentive Plan relates to certificates earned in prior years with future payments entirely dependent on earnings.

  The compensation committee believes the Deferred Management Incentive Plan is preferable to a conventional stock option plan. As a mechanism for compensation, a stock option plan is capricious, as employees awarded options in a particular year would ultimately receive too much or too little compensation for reasons unrelated to employee performance. Such variations could cause undesirable effects, as employees receive different results for options awarded in different years. In addition, a conventional stock option plan would fail properly to weigh the disadvantage to shareholders through dilution. The Deferred Management Incentive Plan was implemented in combination with repurchases of the Company's stock, and therefore the Company's per share earnings have not been diluted by grants under the Deferred Management Incentive Plan. At September 30, 1999, certificates for 207,000 units (which are approximate share equivalents based on stock outstanding at the commencement of the plan) were outstanding under the Deferred Management Incentive Plan while 240,781 shares of the Company's common stock (including Treasury Shares) have been repurchased since the commencement of the plan.

  Charles T. Munger, chairman, and J.P. Guerin, vice-chairman, continue to work for nothing and to own substantial shareholdings. Gerald L. Salzman is the only executive officer who receives compensation and, in determining his compensation package, the committee recognized that Mr. Salzman serves in several executive capacities. Mr. Salzman currently serves as the Company's president, treasurer, assistant secretary, chief accounting officer and chief financial officer.

  During fiscal 1999, Mr. Salzman's base salary and year-end bonus remained $250,000 and $100,000, respectively, or the same as the amounts paid in each fiscal year since 1992. The committee believes that the amounts of base salary (which will be continued at the same level for fiscal 2000) and bonus were warranted by Mr. Salzman's performance in fiscal 1999. While the committee did not undertake a comparison of Mr. Salzman's compensation to amounts paid by other companies to their chief executive officers, the committee members did utilize in their determination of Mr. Salzman's compensation their collective current and past experience as directors and executive officers of numerous companies. The compensation committee recognized the fact that about 69% of Mr. Salzman's total compensation for fiscal 1999 was "at risk" and dependent on the earnings of the Company pursuant to the Deferred Management Incentive Plan and the year-end bonus. In light of the Company's financial performance and Mr. Salzman's continued effectiveness, after considering the amount of the certificates previously granted to Mr. Salzman, the committee granted to Mr. Salzman additional certificates entitling him to receive about 1.12% or $47,600 of the fiscal 1999 pre-tax earnings of the Company. Certificates awarded to Mr. Salzman in earlier years of the Deferred Management Incentive Plan, which constitute the largest portion of his certificates, began to expire after fiscal 1996, and those Certificates expiring in fiscal 1999 were for 1.12% of pre-tax earnings. In addition, pursuant to previously granted certificates, Mr. Salzman received 8.28%, or $352,240 of the fiscal 1999 pre-tax earnings. The compensation committee will continue to examine the appropriate amount of future grants to Mr. Salzman in light of the Company's financial performance and the expiration, or expected expiration, of a substantial portion of the certificates Mr. Salzman currently holds.

  Compensation committee:                 Charles T. Munger
                                          J.P. Guerin
                                          Donald W. Killian, Jr.
                                          George C. Good

                               PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total return on the Company's common stock, the Standard & Poor's 500 Composite Index and the Standard & Poor's Publishing-Newspapers Midcap Index, assuming $100 was invested on September 30, 1994, and all dividends were reinvested. The Company has not declared a dividend in any of the fiscal years shown.

                           Daily Journal Corporation

 Total Cumulative Shareholder Return for Five Year Period Ended September 30,
                                     1999

                       [PERFORMANCE GRAPH APPEARS HERE]

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             September 30               1994   1995   1996   1997   1998   1999
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 Daily Journal Corporation...........  100.00 171.05 157.89 240.79 184.21 192.76
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 S&P 500.............................  100.00 129.71 156.08 219.17 239.03 305.46
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 Publishing (Newspaper)--MID Cap.....  100.00 132.06 141.19 185.71 187.60 194.82
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        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of December 31, 1999 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

                                                   Amount       Percent
                 Beneficial Owner            Beneficially Owned of Class
                 ----------------            ------------------ --------
       Munger, Marshall & Co.                     599,409(1)      37.0%
       Charles T. Munger                          599,409(1)      37.0
       Ira A. Marshall, Jr.                       601,609(1)      37.1
       J.P. Guerin                                265,338(2)      16.4
       The Guerin Family Trust                    165,744(3)      10.2
       Gerald L. Salzman                           31,827(4)       2.0
       Donald W. Killian, Jr.                       3,100(5)          (7)
       George C. Good                                None           --
       All directors and executive officers
        as a group (six persons)                  901,874(6)      55.6

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(1) 599,409 shares are owned by Munger, Marshall & Co., a California limited partnership, whose address is 355 South Grand Avenue, Los Angeles, California 90071, in which partnership Mr. Munger and Ira A. Marshall, Jr., Secretary of the Company, are sole general partners and controlling persons who share investment and voting power. Mr. Munger and Mr. Marshall own approximately 16.7% and 2.5%, respectively, of the interest in Munger, Marshall & Co. Mr. Munger's and Mr. Marshall's business address is 355 South Grand Avenue, Los Angeles, California 90071. The Company owns approximately 5.1% of the interest in Munger, Marshall & Co.
(2) 235,708 shares are held by The Guerin Family Trust and another trust for which Mr. Guerin is trustee and a beneficiary; 10,868 shares are held by a trust for which Mr. Guerin serves as trustee, as to which shares Mr. Guerin disclaims beneficial ownership; 6,762 shares are held by Mr. Guerin's wife, who exercises sole investment and voting power over such shares, as to which shares Mr. Guerin disclaims beneficial ownership; and 12,000 shares are held by the Guerin Foundation, as to which shares Mr. Guerin exercises sole investment and voting power but disclaims beneficial ownership. Mr. Guerin's, the trusts', and the foundation's business address is 355 South Grand Avenue, Los Angeles, California 90071.
(3) Mr. Guerin is trustee and a beneficiary of this trust.
(4) 30,936 of such shares are held by a pension plan of Mr. Salzman. 191 shares are held by a pension plan of Mr. Salzman's wife, who holds sole investment and voting power over such shares.
(5) All of such shares are held by Mr. Killian and Annabelle L. Killian as trustees for the Killian Family 1987 Revocable Trust, who share investment and voting power.
(6) This figure eliminates double counting of 599,409 shares owned by Munger, Marshall & Co., of which both Mr. Munger and Mr. Marshall are general partners, and of 165,744 shares of The Guerin Family Trust, for which Mr. Guerin is a trustee and beneficiary.
(7) Less than 1%.

           RATIFICATION OF RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  The Board of Directors for the Company has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants during the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1978. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make such statements as PricewaterhouseCoopers LLP may desire and will be available to answer appropriate questions from shareholders.

  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions and broker non-votes are not counted for purposes of determining whether this proposal has been approved.

  Proxies given without instructions will be voted FOR ratification of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                 OTHER MATTERS

Other Business

  The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

  The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

  It is expected that the Company's 2001 Annual Meeting will be held on or about February 10, 2001. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before September 7, 2000. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

  Stockholders intending to present proposals from the floor of the 2001 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company of such intentions before November 22, 2000. After such date, the Company's proxy in connection with the 2001 Annual Stockholder Meeting may confer discretionary authority on the Board to vote on such propose.

Annual Report to Shareholders

  Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 1999. The enclosed Annual Report is included for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material.

Additional Information

  If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 17, 1999. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Mr. Ira A. Marshall, Jr., Daily Journal Corporation, 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.

                                       By Order of the Board of Directors

                                       Ira A. Marshall, Jr.
                                       Secretary

DATED: January 7, 2000

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PROXY

                           DAILY JOURNAL CORPORATION

  The undersigned hereby appoints Charles T. Munger, J. P. Guerin and Gerald L. Salzman as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any of them to represent and vote as designated below all the shares of common stock of the Daily Journal Corporation held of record by the undersigned on December 18, 1998 at the Annual Meeting of Shareholders to be held February 10, 1999 or any adjournment thereof, and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated January 8, 1999.

  1. Election of Directors  [_] FOR all nominees listed below              [_] WITHHOLD AUTHORITY
                                (except as marked to the contrary below)       to vote for all nominees listed below


  Charles T. Munger, J. P. Guerin, Gerald L. Salzman, Donald W. Killian, Jr.,
                                 George C. Good

  (To withhold authority for any individual nominee, strike a line through his name above.)

  2. Ratification of appointment of PricewaterhouseCoopers LLP as independent accountants for current fiscal year.

                    [_] FOR       [_] AGAINST        [_] ABSTAIN

  3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

             (Please sign and date this Proxy on the reverse side)

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  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. Unless otherwise specified, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

  This Proxy is solicited on behalf of the Board of Directors of the Daily Journal Corporation.

                                             Dated: _____________________, 1999

                                             Signature: _______________________

                                             Signature: _______________________

                                             Please sign exactly as name
                                             appears. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please give full
                                             title as such. If a corporation,
                                             please sign in full corporate
                                             name by president or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             PLEASE MARK, SIGN, DATE AND
                                             RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.

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